ICC15-AXA-Life X03899_ICC (01/16)

(Select One)

AXA Equitable Life Insurance Company Application for Individual

MONY Life Insurance Company of America Life Insurance—Part 1

‘‘AXA Equitable’’ is the brand name of AXA Equitable Financial Services, LLC and its family of companies, including the AXA Equitable Life

Insurance Company and MONY Life Insurance Company of America.

SECTION A-PROPOSED INSURED INFORMATION

18. If no contingent beneficiary is named, the contingent beneficiary will be: (1) the Proposed Insured’s surviving children, if any, in equal shares; or (2) if the Proposed Insured has no surviving children, the contingent beneficiary will be the Proposed Insured’s estate. Total percentage must equal 100% for each category of beneficiary. If percentage shares are left blank, the shares will be deemed equal. If beneficiary is a Trust other than Owner, include full name and date of Trust. Please use the Remarks section if you need to include additional beneficiaries in either category.

BENEFICIARY PROPOSED INSURED

1290 Avenue of the Americas, New York, NY 10104

Plan Name Face Amount

1. Name First Middle Last

2. SSN 3. Sex Male Female

4. Is the Proposed Insured the Owner? Yes No (If ‘‘No,’’ complete Owner Questionnaire or see Survivorship Product Questionnaire if applicable)

5. Primary residential address Bldg/Apt/Suite

City/Municipality County/Parish* State Zip

* County/Parish only required in AL, FL, GA, KY, LA, SC

6. Are you a U.S. citizen? Yes No (If ‘‘No,’’ complete Foreign Residence and Travel Questionnaire)

7a. Phone # Daytime Cell Evening b. Best time to call AM PM

8. Date of birth (mm/dd/yyyy) 9. Place of birth (Country/State)

10. Email address

11. Do you have a driver’s license? Yes No If ‘‘Yes,’’ provide license number, state and expiration date

Number State Expiration Date (mm/dd/yyyy)

If no driver’s license, do you have a government issued ID? Yes No

If ‘‘Yes’’ to government issued ID, type of ID Government ID number

16. Income (If minor, complete for Parent/Guardian)

Gross Unearned Annual Income

(dividends, pensions, interest real

estate income, etc)

Gross Annual Income

(Household)

17. In the last 5 years, have you filed for bankruptcy? Yes No

If ‘‘Yes,’’ Chapter Date opened (mm/dd/yyyy) Date Closed (mm/dd/yyyy)

Gross Earned Annual Income

(salary, commissions, bonuses)

Total Net Worth

(Household)

$ $ $ $

FINANCIAL DETAILS

12. Currently employed? Yes No Retired Other

If ‘‘Yes,’’ to question 12, complete questions 13-15

13. Current occupation(s) a. Title b. Years at current job**

**If less than one year at current job, give previous occupation information in remarks section

c. Duties

14. Employer name

15. Work site address

City State Zip Code

EMPLOYMENT

1. Full Name Address, City, State, Zip Phone Number

Beneficiary Type

Primary

Contingent

(%) Percentage SSN or ITIN or EIN Relationship to

Insured

Date of Birth

(mm/dd/yyyy)

Email Address

2. Full Name Address, City, State, Zip Phone Number

Beneficiary Type

Primary

Contingent

(%) Percentage SSN or ITIN or EIN Relationship to

Insured

Date of Birth

(mm/dd/yyyy)

Email Address

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Complete questions 19 and 20 only if Proposed Insured and Owner are same . If Owner is different from Proposed Insured(s)

and completing Owner’s Questionnaire, do not complete this section.

19. Complete For Personal Insurance

Income Replacement Mortgage/Debt Repayment Estate Planning Charitable/Gifting Other

20. Complete for Business Insurance

Key Person Buy-Sell Deferred Comp Other (please specify)

Loan indemnification (Security for Loan) Amount of loan $ Duration

Interest charged on loan Collateral pledged to secure loan

a. Type Sole Proprietorship Partnership Corporation Limited Liability Corp.

b. Name of business Nature of business

c. How long has the business been in operation? Years

d. % of business owned by Proposed Insured %

e. Fair market value of the business: $

f. Are all members of the business being similarly insured? Yes No

If ‘‘Yes,’’ provide details of business coverage issued or applied for on other members. (Use remarks section if additional space is needed)

Name and Title % of Business Owned Amount In Force or Applied For

g. Has the business filed for bankruptcy and/or reorganization in the past 5 years? Yes No

If ‘‘Yes,’’ explain

h. Business/Corporation finances: (Complete chart below for the past 2 years)

Year Assets Liabilities Gross Sales Net Profit

$ $ $ $

$ $ $ $

If questions 21a, b or c are answered ‘‘Yes,’’ please provide details in charts below. (Use remarks section if additional space is needed)

21. Including any policies and riders with the Company checked on page 1 above section A of the Application its affiliates and any other life insurance company:

a. Do you have any life insurance/annuities currently in force, including any policy that has been sold, settled or assigned to or with a settlement or viatical company or any other person or entity? Yes No

b. Will the coverage applied for replace, change, or affect any existing policy(ies) or contract(s)? Yes No

c. Do you have any other formal life insurance applications pending? Yes No

d. Including this application, what is the total amount of life insurance coverage pending (base policy face amount plus amounts attributable to additional benefits and riders) that you plan to accept on the Proposed Insured?

Chart for questions 21a and b

P-Personal To Be

Total Amount G-Group Replaced

(Face Plus Year Policy/ B-Business Changed 1035

Name of Company Riders) Issued Contract # A-Annuity or Affected Exchange

P B

G A Yes No Yes No

P B

G A Yes No Yes No

P B

G A Yes No Yes No

Chart for question 21c

Name of Company Total Amount Competitive or Additional

(Face Plus Riders)

$ Competitive Additional

$ Competitive Additional

OTHER INSURANCE PURPOSE OF INSURANCE

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PERSONAL HISTORY

22.	Have you ever had a driver’s license suspended, revoked or restricted? Yes No
23.	Have you in the last 5 years, been convicted of, or pled guilty or no contest to reckless or negligent driving,

any moving violations or driving under the influence of alcohol or drugs? Yes No

24.	Have you in the last 2 years been disabled for 2 or more weeks? Yes No

Complete if any answer to question(s) 22 through 24 is ‘‘Yes.’’ (Use remarks section if additional space is needed)

Question # Date (mm/dd/yyyy) Description of Event

25.	Do you engage in regular exercise? (For example, running, walking, strength training, tennis) Yes No

If ‘‘Yes,’’ give details of type, frequency and length of time

26. Have you ever had an application for life or health insurance declined, postponed, required an extra premium, offered with a reduced face amount or other modification or had a life or health policy or contract that was cancelled, recalled or denied renewal?

(If ‘‘Yes,’’ please state companies and provide full details.) Yes No

27.	Have you in the last 10 years, been convicted of, or pled guilty or no contest to a felony, or are current felony charges pending? (If ‘‘Yes,’’ state offense and penalty, date of probation, duration of probation and end date in remarks section.) Yes No

28.	Do you expect to travel outside of the U.S. or Canada, or change your country of residence in the next 2 years? (If ‘‘Yes,’’ complete Foreign Residence and Travel Questionnaire) Yes No

29.	a. In the last 2 years have you flown other than as a passenger? (if “Yes,” complete Aviation Questionnaire) Yes No

b. In the next 2 years do you plan to fly as other than a passenger? (If “Yes,” complete Aviation Questionnaire) Yes No

c. In the last 2 years have you engaged in motor racing on land or water, underwater diving, skydiving,

ballooning, hang gliding, parachuting or flying ultra-light aircraft?

(If “Yes,” complete Avocation Questionnaire) Yes No

d. In the next 2 years do you plan to engage in motor racing on land or water, underwater diving, skydiving,

ballooning, hang gliding, parachuting or flying ultra-light aircraft?

(If “Yes,” complete Avocation Questionnaire) Yes No

30.	Are you a member of the armed forces, including the reserves? Yes No

(reserves includes active duty or full time training of 31 days or more per year)

(If ‘‘Yes,’’ you must also submit a completed and signed Life Insurance/Annuity Disclosure to Active Duty Members of the Armed Forces)

ALCOHOL/DRUG/TOBACCO USE

31.	Have you ever received medical treatment or counseling for, or been advised by a physician to reduce or discontinue, the use of alcohol or prescribed or non-prescribed drugs? (If ‘‘Yes,’’ complete Substance Usage

Questionnaire) Yes No

Do not complete if Proposed Insured is age 0–17

32.	Do you currently use or have you ever used tobacco or nicotine products? Yes No

If ‘‘Yes,’’ provide details in chart below.

Amount and Frequency

Indicate amount and frequency of use

# per Day Month Year

# per Day Month Year

Not Applicable

Product Type(s)

Cigarettes

Cigars Cigarillos

Pipe Chewing Tobacco Nicotine Patch or Gum

Other (please specify)

Indicate date last

used (mm/yyyy)

MEDICAL

CERTIFICATION

Section to be completed only when submitting medical examinations of another insurance company

If ‘‘Yes’’ to questions 34 or 35, complete a Medical Information Questionnaire

33.	Name of Insurance Company Date of Exam (mm/dd/yyyy)
34.	To the best of your knowledge and belief, have there been any changes to the statements in the examination? Yes No

35. Have you consulted a medical doctor or other practitioner since the examination indicated in question 33 above? Yes No

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SOURCE OSOF UFRUCNED SOF FUNDS

Questions 36 and 37 a-c not required if completing Owner’s Questionnaire

“Parties” refers to the following: the proposed Insured, the Owner or Beneficiary, the Beneficiary of any trust owning the policy; and/or the owner of any legal entity owning the policy.

36. Do you intend to finance any of the premium required to pay for this policy through a financing or loan agreement? Yes No

(If ‘‘Yes,’’ submit a copy of the financing or loan agreement)

37. a. Indicate the source of funds used to purchase this insurance.

Income Investments/Savings Loans Gifts/Inheritance

Settled Contracts (give details) Other (please specify)

b. Have any of the Parties been offered or promised any incentive (financial or otherwise) as an inducement to apply for or purchase the proposed policy, such as (but not limited to), zero cost or no cost life insurance or cash payments? Yes No

c. Has any compensation or other inducement (including cash, offers or discussions of free insurance, any forgiveness or potential forgiveness of any debt, or other benefits) been discussed or offered directly or indirectly to any of the following in connection with the application for the purchase of this policy: the Proposed

Insured, the Owner or Beneficiary, the Beneficiary of any Trust owning the policy, and/or the owner of any legal entity owning the policy, or is there any expectation of receiving any such compensation or inducement? Yes No

If “Yes,” please state the compensation or inducement that will be received or could be received and by whom.

JUVJEUNVIELNE IILNES IUNRSAUNRCAENCE

COMPLETE IF PROPOSED INSURED IS UNDER AGE 15

Medical Information Questionnaire is also required

38. a. Total amount of Insurance in force on the life of: Applicant $

Parent(s)/Legal Guardian if other than Applicant $

b. What is the relationship between the Applicant and the Proposed Insured if other than Parent/Legal Guardian?

c. Any other children in the family insured for a lesser amount? Yes No If ‘‘Yes,’’ details

d. Is Applicant different from the Owner? Yes No Applicant’s Name

Applicant’s SSN Relationship to Proposed Insured

Applicant’s Address

No. & Street Bldg./Apt./Suite City/Municipality State Zip Code

MONEY PAID WITH APPLICATION

COMPLETE IF MONEY IS PAID WITH APPLICATION

Insurability Questions for Limited Temporary Insurance Agreement

39. Is any Proposed Insured less than 15 days or over 70 years of age? Yes No

40. Within the past 24 months has any Proposed Insured been attended by a care provider or been seen at a medical facility for heart condition or disease, stroke or cancer? Yes No

41. Within the past 10 years has any Proposed Insured been diagnosed with or treated for Acquired Immune Deficiency

Syndrome (AIDS) by a member of the medical profession? Yes No

42. Within the past 12 months has any Proposed Insured: been admitted, or advised by a medical professional to be admitted, to a hospital or other licensed health care facility; had surgery performed or recommended; or been advised by a medical professional to have any diagnostic test (excluding AIDS-related test) that was not completed? Yes No

43. Within the past 24 months has any Proposed Insured been declined for a life, health or Long-Term Care policy? Yes No

COMPLETE ONLY IF ‘‘NO’’ TO ALL QUESTIONS IN 39-43 IN SECTION A OF THIS APPLICATION AND QUESTIONS 36 TO 40 IN

THE SURVIVORSHIP PRODUCT QUESTIONNAIRE, IF APPLICABLE. IF ANY OF QUESTIONS 39-43 in SECTION A OF THIS

APPLICATION OR QUESTIONS 36-40 OF THE SURVIVORSHIP PRODUCT QUESTIONNAIRE, IF APPLICABLE, ARE ANSWERED

‘‘YES’’ or LEFT BLANK A PREMIUM MAY NOT BE PAID BEFORE THE POLICY IS DELIVERED AND NO TEMPORARY INSURANCE

WILL BE IN EFFECT.

44. Is money paid with this Application? Yes No If ‘‘Yes,’’ amount paid $

If ‘‘Yes,’’ and an amount paid is indicated above, complete and sign the Temporary Insurance Agreement.

MONEY PAID WITH APPLICATION

ICC15-AXA-Life X03899_ICC

REMARKS – When providing details to questions, please reference question number. If additional space is needed, attach additional sheet(s)

of paper with your name and signature.

ICC15-AXA-Life X03899_ICC

AXA Equitable Life Insurance Company MONY Life Insurance Company of America

(Referred to below as ‘‘the Company(ies)”)

I (We) acknowledge that I (we) have reviewed the statement of the Underwriting Process of the Company(ies) (the ‘‘Statement’’) which describes from whom and why the Company(ies) obtains information about me (us), to whom such information may be reported and how I (we) may obtain a copy of it. The Statement contains the notice required by the Fair Credit Reporting Act.

I (We) acknowledge that in the event the Company(ies) use lab results from another insurance company authorized by me (us) it does so with the belief that I (we) have satisfied all consent and disclosure procedures for the other insurance company.

I (We) authorize any employer, business associate, government unit, financial institution, consumer reporting agency, the Medical

Information Bureau, my (our) insurance agency and my (our) financial professional to disclose to the Company(ies) and its authorized representatives any information they may have about my (our) occupation, avocations, insurance activities, finances, driving record,

character and general reputation. I (We) authorize the Company(ies) to obtain investigative consumer reports, as appropriate.

I (We) understand that the information obtained will be used by the Company(ies) to determine my (our) eligibility for life insurance coverage and such other uses specified in accordance with the Statement attached to this application. In addition, information may be disclosed to the Medical Information Bureau (MIB).

I (We) understand that the Company(ies) may not issue coverage unless I (we) provide this authorization, and that, while I (we) may refuse to sign this authorization, my (our) refusal to do so could result in coverage not being issued.

I (We) understand that the Company(ies) may request additional authorizations in order to obtain the information the Company(ies)

needs to complete its review of my (our) application and, if the policy is issued, in connection with any claim asserted under the policy,

I (we) understand that I (we) am (are) not required to provide these authorizations but that, if I (we) choose not to provide them, this application and any claim made under the policy, if issued, may be rejected.

Unless otherwise revoked, I (we) agree that this authorization will expire on the earlier of the date that the Company(ies) declines my application for coverage or, if a policy is issued, 24 months from the date of my (our) application. I (We) understand that I (we) may revoke my (our) authorizations at any time, except to the extent that the Company(ies) has (have) taken action in reliance on this authorization, and that this application and any claim made under the policy, if issued, may be rejected. My (Our) revocation must be submitted in writing to: Corporate Chief Underwriter, 1290 Avenue of the Americas, New York, New York 10104.

SECTION D – AUTHORIZATION/AGREEMENT SIGNATURE

THIS DOCUMENT MUST BE COMPLETED, SIGNED AND SUBMITTED WITH ENTIRE APPLICATION

ACKNOWLEDGEMENT

OF OUR UNDERWRITING

PROCESS

AUTHORIZATION TO

OBTAIN NON-HEALTH

INFORMATION

PURPOSE OF

AUTHORIZATIONS

COVERAGE

CONDITIONS

ADDITIONAL

AUTHORIZATIONS

DURATION

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SECTION D – AUTHORIZATION/AGREEMENT SIGNATURE

I (We) request and authorize my (our) Bank to charge monthly or quarterly my (our) checking account to pay premiums due under the policy(ies). It is understood that debits will be made automatically after the effective date determined by the Company checked on page 1 above section A of the Application and/or any other affiliated companies, and if charges are overlooked or inadvertently not made, the

Company checked on page 1 above section A of the Application and/or any other affiliated companies may charge my (our) account at a later date provided the policy(ies) is (are) active.

I (We) understand that the use of the Bank Draft Payment Plan does not change any policy provision.

I (We) understand this authorization is to remain in full force and in effect, unless terminated. I (We) understand this Plan may be terminated by the depositor, the Owner or the Company checked on page 1 above section A of the Application and/or any other affiliated companies upon 30 days written notice to the other parties or if any charge due is not paid or is reversed by the Bank. I (We)

understand this Plan may be terminated upon closing of my account.

I (We) understand if this Plan is terminated, premiums for regular or scheduled premium policies will be payable directly to the Company checked on page 1 above Section A of the Application.

I (We) agree that this Plan may be terminated if any debit is not honored by the Bank or Depository for any reason. I (We) further agree that if any such charge is dishonored, whether with or without cause and whether intentionally or inadvertently, the Company checked on page 1 above section A of the Application and/or any other affiliated companies shall be under no liability whatsoever, even if such dishonor results in the forfeiture of insurance.

Each signer of this Application agrees that:

1) Except when the required money is paid with this Application and as stated in the Temporary Insurance Agreement/Receipt, no insurance shall take effect on this Application: (a) until the date the policy and all amendments are delivered to the Owner(s) and all delivery requirements have been completed; (b) before any Register Date of the policy; and (c) unless the statements and answers in all parts of this Application and any applicable supplements continue to be true and complete to the best of my (our) knowledge and belief, without material change, as of the latest of the date: (i) the policy and all amendments are delivered to the Owner(s); (ii) all delivery requirements have been completed; and (iii) the full initial premium is paid while the person(s) proposed for insurance is (are)

living.

2) If temporary insurance is to be provided, the full initial premium must accompany this Application; the Proposed Insured(s) and

Owner(s) understand and agree to the terms of the Temporary Insurance Agreement/Receipt and have executed and the Owner(s) has received a copy of the Temporary Insurance Agreement/Receipt.

3) The Temporary Insurance Agreement/Receipt states the conditions that must be met before any insurance takes effect if the full initial premium is paid with this Application. Temporary insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.

4) No financial professional or medical examiner has authority to modify this Application and/or its supplements or questionnaires, the

Temporary Insurance Agreement/Receipt (if applicable), or to waive any of our any of the Company’s rights or requirements.

5) We shall not be bound by any information unless it is stated in Application Part 1, Application Part 2 or any of its supplements or questionnaires.

6) I (We) acknowledge receipt of the Living Benefits Brochure (Accelerated Death Benefit Rider Brochure), where applicable.

7) I (We) acknowledge that no representation is made that a particular rate or risk classification is being offered based on the information provided in response to the policy Application questions.

8) If applicable, the Trustee(s) represent(s) that the Trust named as Owner is allowed to purchase life insurance and securities under the trust document. I (We) further represent that beneficial interests in the Trust are at this time, and currently intend to be only for parties who are related closely by blood or law, and have a substantial interest in the Proposed Insured(s) engendered by love and affection, or those who have a lawful and substantial economic interest in the continued life of the Proposed Insured(s).

9) I (We) represent and certify to the Company checked on page 1 above section A of the Application and/or any other affiliated companies that none of the monies utilized to fund this policy derived directly or indirectly from illegal activities or sources and/or tax evasion.

Under the penalties of perjury, I (we) certify that (i) the number showing on this form is my (our) correct Taxpayer

Identification Number (Social Security Number, Employer Identification Number or other Taxpayer Identification Number), and

(ii) I (we) am (are) not subject to bac kup withholding because (A) I (we) am (are) e xempt from backup withholding or (B) I (we)

have not been notified by the Internal Revenue Service (IRS) that I (we) am (are) subject to bac kup withholding as a result of a failure to report all interest or dividends or (C) the IRS has notified me (us) that I (we) am (are) no long er subject to backup withholding and (iii) I (we) am (are) a U .S. person (including a U.S. resident alien). Certification Instructions: You must cross out item (ii) above if you have been notified by the Internal Revenue Service that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. The Internal Revenue Service does not require your consent to any provisions of this document other than the cer tification required to avoid backup withholding.

AUTHORIZATION IF BANK DRAFT IS

ELECTED

TAXPAYER IDENTIFICATION AGREEMENT

NUMBER CERTIFICATION

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SECTION D – AUTHORIZATION/AGREEMENT SIGNATURE

FOR THE APPLICANT’S PROTECTION, THE LAWS OF CERTAIN STATES REQUIRE THIS NOTICE: ANY PERSON WHO WITH

INTENT TO DEFRAUD OR KNOWING THAT HE/SHE IS FACILITATING A FRAUD AGAINST AN INSURER, SUBMITS AN

APPLICATION OR FILES A CLAIM CONTAINING AN INTENTIONALLY FALSE OR DECEPTIVE STATEMENT MAY BE GUILTY OF

INSURANCE FRAUD.

STATE FRAUD

DISCLOSURES

FINANCIAL PROFESSIONAL TO COMPLETE SIGNATURES ACKNOWLEDGMENTS

THIS SECTION

I (We) have a right to ask for and receive copies of this Authorization/Agreement Signature Form and all other authorizations signed by me (us). I (We) agree that reproduced copies will be as valid as the original.

PLEASE INDICATE YOU HAVE REVIEWED THE APPLICATION AND QUESTIONNAIRES AS THEY HAVE BEEN COMPLETED BY

CHECKING THE APPROPRIATE BOX(ES) BELOW. FAILURE TO CHECK THE APPROPRIATE BOX(ES) WILL REQUIRE YOU TO

SIGN AN APPLICATION AMENDMENT.

Section A—Proposed Insured Information

Section A.1—Proposed Insured 2 Information (Complete for IUL Survivorship Products only)

Section B—Product Information (Must select at least 1 product)

Term Life

Universal Life with Indexed Option(s) (BrightLife® Protect)

Indexed Universal Life (BrightLife® Grow)

Variable Universal Life (IL Optimizer III)

Variable Universal Life (IL Legacy III)

Survivorship Universal Life (ASUL IV)

Survivorship Universal Life with Indexed Option (BrightLife®

Protect Survivorship)

Survivorship Indexed Universal Life (BrightLife® Grow Survivorship)

Survivorship Variable Universal Life (SIL Legacy)

Interest Sensitive Whole Life (ISWL)

Employer Sponsored Life Insurance (ESLI)

Section C—Additional Underwriting Requirements

Corporate Owned IL (COIL)

Owner Questionnaire

Foreign Residence and Travel Information Questionnaire

Medical Information Questionnaire

Financial Information Questionnaire

Children’s Term Insurance Rider Questionnaire

Substance Usage Questionnaire

Aviation Questionnaire

Avocation Questionnaire

Term Policy/Rider Conversion or

Purchase Option Questionnaire

Long Term Care Services Rider Questionnaire (I have received the

Outline of Coverage and, if required, the Personal Worksheet)

I (We), the undersigned agree that the statements and answers in all parts of the Application and any application questionnaires checked above are true and complete to the best of my (our) knowledge and belief. Further, I (we) understand that I am (we are)

agreeing to all the terms and conditions of this application, including, but not limited to, the Authorization/Agreement Signature.

X X

Signature of Proposed Insured 1 Signature of Proposed Insured 2

(Parent, Guardian, or Applicant if Proposed Insured is a Child, Issue Ages 0–14)

X

Signature of Owner or Applicant if not Proposed Insured(s) Signed by Owner at City, State Dated on (mm/dd/yyyy)

(If corporation, print firm’s name, signature and title of authorized officer.)

(If Trust, signature of trustee.)

Will any existing insurance be replaced, changed or affected (or has it been) assuming the insurance applied for will be issued? Yes No

If ‘‘Yes,’’ is the information provided in question 21 on Part 1 of the Application for Proposed Insured 1, and question 21 of the Survivorship Product Questionnaire for Proposed Insured 2, if applicable, complete and accurate? Yes No

If ‘‘No,’’ provide details

I certify that I have asked and recorded completely and accurately the answers to all questions on the fully completed Application Part 1,

and know of nothing affecting the risk that has not been recorded herein.

I have witnessed the signature required on the fully completed Part 1.

I have not witnessed the signature required on the fully completed Part 1. (Explain below.)

Certification for VUL Policies Only, Signature required FOR ALL POLICIES:

Based on the information furnished by the Proposed Insured(s) and Owner, if other than the Proposed Insured(s), in this and any other part of the application(s), I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the

Applicant or the Owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

X

Signature of Licensed Professional/Insurance Broker Dated on (mm/dd/yyyy)

Print Licensed Financial Professional’s Name License Number